UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2004

ARENA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

000-31161

23-2908305

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of Principal Executive Offices)   (Zip Code)

(858) 453-7200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

On September 14, 2004, the board of directors of Arena Pharmaceuticals, Inc., a Delaware corporation, appointed Harry F. Hixson, Jr., Ph.D., and Tina S. Nova, Ph.D., as members of the board of directors and its newly formed Strategy Committee. A primary purpose of the Strategy Committee is to review the company’s strategic plan and expenditures and make recommendations to the board.  Jack Lief, Arena’s Chief Executive Officer and President, and Donald D. Belcher, chairperson of Arena’s Audit Committee, were also appointed as members of the Strategy Committee.

On September 15, 2004, Arena issued a press release announcing the appointment of the new directors. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Press release issued September 15, 2004, announcing the appointment of Harry F. Hixson, Jr., Ph.D., and Tina S. Nova, Ph.D., to Arena’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2004	Arena Pharmaceuticals, Inc.,
a Delaware corporation

	By:	/s/ Jack Lief
Jack Lief
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued September 15, 2004, announcing the appointment of Harry F. Hixson, Jr., Ph.D., and Tina S. Nova, Ph.D., to Arena’s board of directors.